Exhibit 32.2

CERTIFICATION

Pursuant to 18 U.S.C. Section 1350, the undersigned officer of Decorize, Inc. (the "Company"), hereby certifies that the Company’s Quarterly Report on Form 10-QSB for the period ended September 30, 2005 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Brent S. Olson
Brent S. Olson
Vice President of Finance and Treasurer
(Principal Financial Officer)